As filed with the Securities and Exchange Commission on June 27, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

META MATERIALS INC.

(Exact name of registrant as specified in its charter)

Nevada	74-3237581
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Research Drive

Dartmouth, Nova Scotia B2Y 4M9

(902) 482-5729

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George Palikaras

President and Chief Executive Officer

1 Research Drive

Dartmouth, Nova Scotia B2Y 4M9

(902) 482-5729

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth Rice Chief Operating Officer and Chief Financial Officer Meta Materials Inc. 1 Research Drive Dartmouth, Nova Scotia B2Y 4M9 (902) 482-5729	Martin J. Waters Robert Wernli Thomas Hornish Wilson Sonsini Goodrich & Rosati, Professional Corporation 12235 El Camino Real San Diego, CA 92130-3002 (858) 350-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $2,328,318.38 of its shares of common stock, par value $0.001 per share, warrants to purchase shares of common stock and the shares of common stock issuable upon the exercise of such warrants. This Registration Statement relates to the registrant’s Registration Statement on Form S-3 (File No. 333-256632) (the “Prior Registration Statement”), initially filed on May 28, 2021 and declared effective by the Securities and Exchange Commission on June 14, 2021. The required opinion and consents are filed herewith. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dartmouth, Province of Nova Scotia, on June 27, 2022.

META MATERIALS INC.

By:	/s/ George Palikaras
George Palikaras
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ George Palikaras	President, Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2022
George Palikaras

/s/ Kenneth Rice	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2022
Kenneth Rice

/s/ Maurice Guitton	Director	June 27, 2022
Maurice Guitton

/s/ Eric M. Leslie	Director	June 27, 2022
Eric M. Leslie

/s/ Ramamritham Ramkumar	Director	June 27, 2022
Ramamritham Ramkumar

/s/ Allison Christilaw	Director	June 27, 2022
Allison Christilaw

/s/ Steen Karsbo	Director	June 27, 2022
Steen Karsbo

/s/ Kenneth Hannah	Director	June 27, 2022
Kenneth Hannah

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